Exhibit 1.1

FS KKR Capital Corp.

$900,000,000 Aggregate Principal Amount 7.500% Notes due 2031

UNDERWRITING AGREEMENT

June 1, 2026

BofA Securities, Inc.

BMO Capital Markets Corp.

J.P. Morgan Securities LLC

KKR Capital Markets LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

As Representatives of the Underwriters named in
Schedule A hereto

c/o	BofA Securities, Inc. One Bryant Park

New York, NY 10036

c/o	BMO Capital Markets Corp. 151 West 42nd Street

New York, NY 10036

c/o	J.P. Morgan Securities LLC 270 Park Avenue

New York, NY 10017

c/o	KKR Capital Markets LLC 30 Hudson Yards

New York, NY 10001

c/o	RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, NY 10281

c/o	SMBC Nikko Securities America, Inc. 277 Park Avenue, 5th Floor

New York, NY 10172

Ladies and Gentlemen:

FS KKR Capital Corp., a Maryland corporation (the “Company”), proposes to issue and sell $900,000,000 aggregate principal amount of 7.500% Notes due 2031 (the “Securities”). It is understood that, subject to the conditions hereinafter stated, the Securities will be sold by the Company to the several Underwriters named in Schedule A hereto (the “Underwriters”) in connection with the offer and sale of such Securities. BofA Securities, Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, KKR Capital Markets LLC, RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc. shall act as the representatives of the Underwriters (the “Representatives”).

The Securities will be issued under an indenture dated as of July 14, 2014 (the “Base Indenture”), as supplemented by the Sixteenth Supplemental Indenture to be dated as of the Closing Date (as defined below) (the “Sixteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as trustee (the “Trustee”). The Securities will be issued to Cede & Co., as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”) dated July 1, 2019, between the Company and DTC. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-282226) relating to the Securities. The registration statement, as it may have heretofore been amended subsequent to the time it became effective, including all documents filed as a part thereof, and all documents incorporated or deemed to be incorporated therein by reference, and including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B promulgated under the Act (“Rule 430B”) or Rule 430C promulgated under the Act (“Rule 430C”) and Rule 424(b) promulgated under the Act (“Rule 424(b)”) and also including any registration statement filed pursuant to Rule 462(e) promulgated under the Act, is hereinafter referred to as the “Registration Statement.” The prospectus, dated as of September 19, 2024, included in the Registration Statement at the time it became effective on September 19, 2024 (including all documents incorporated or deemed to be incorporated therein by reference and the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B or Rule 430C and Rule 424(b)), in the form in which it was distributed, is hereinafter referred to as the “Base Prospectus”; the prospectus supplement dated June 1, 2026 filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter referred to as the “Pricing Prospectus Supplement” (and, together with the Base Prospectus, the “Pricing Prospectus”). The prospectus supplement to be filed with the Commission pursuant to Rule 424(b) after the Applicable Time (as defined below) and to be used to confirm sales is hereinafter referred to as the “Prospectus Supplement” (and together with the Base Prospectus, the “Prospectus”); certain information relating to the pricing of the Securities omitted from the Pricing Prospectus that will be included in the Prospectus Supplement and set forth on Exhibit B hereto is hereinafter referred to as the “Pricing Information.” All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the Pricing Prospectus Supplement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424(b) under the Act or such other rule under the Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act (as defined below) which is or is deemed to be incorporated by reference or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

A Notification of Election to be subject to Sections 55 through 65 of the Investment Company Act of 1940 was filed with the Commission on Form N-54A (File No. 814-00757) (the “Notification of Election”) on September 18, 2008 pursuant to Section 54(a) of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Investment Company Act”). As used herein, “business day” shall mean a day on which the New York Stock Exchange, LLC (the “NYSE”) is open for trading.

The Company has entered into an amended and restated investment advisory agreement, dated as of June 16, 2021 (the “Investment Advisory Agreement”) and an administration agreement, dated as of April 9, 2018 (the “Administration Agreement”), with FS/KKR Advisor, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Advisers Act”).

The Company, the Adviser and the Underwriters agree as follows:

1.            Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company at a purchase price of 99.000% of the principal amount thereof, plus accrued interest, if any, from June 8, 2026, the respective amount of the $900,000,000 aggregate principal amount of the Securities set forth opposite such Underwriter’s name in Schedule A hereto (the “Purchase Price”), subject to applicable adjustment in accordance with Section 8 hereof. The Company is advised by you that the Underwriters intend initially to offer the Securities upon the terms set forth in the Prospectus.

2.            Payment and Delivery. Payment of the purchase price for the Securities shall be made to the Company by Federal Funds wire transfer, against delivery of the Securities to you through the facilities of DTC for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on June 8, 2026 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter called the “Closing Date.” Electronic transfer of the Securities shall be made to you on the Closing Date in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Securities shall be made at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 at 10:00 A.M., New York City time, on the Closing Date.

3.            Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser represents and warrants to and agrees with each of the Underwriters, that:

(a)          The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; no stop order of the Commission preventing or suspending the use of any Pricing Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Notification of Election was filed with the Commission on September 18, 2008 under the Investment Company Act; the Pricing Prospectus taken together with the Pricing Information, at 4:45 P.M., New York City time on June 1, 2026 (the “Applicable Time”) and on the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, and complies and will comply, at the Applicable Time and on the Closing Date, in all material respects with the applicable requirements of the Act and the Investment Company Act, the Pricing Prospectus, at the time it was filed with the Commission, complied in all material respects with the requirements of the Act and the Investment Company Act, and the Prospectus (and any supplements thereto), at the Applicable Time and on the Closing Date, will comply in all material respects with the applicable requirements of the Act and the Investment Company Act; the Registration Statement did not, when it became effective, does not and will not, at the Applicable Time and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus (and any supplements thereto), as of the date thereof, at the time of filing with the Commission pursuant to Rule 424(b) and on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Adviser make no warranty or representation with respect to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) any statement or omission contained in the Registration Statement, the Pricing Prospectus, or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter to the Company expressly for use therein. The Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Pricing Prospectus and the Prospectus; any Road Show Materials (as defined below), when considered together with the Pricing Prospectus, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)          The Company (including its agents and representatives, other than the Underwriters in their capacities as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii), (iii) and (iv) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Registration Statement, (iii) the Pricing Prospectus, (iv) the Prospectus, (v) the documents listed on Exhibit B hereto, including a Pricing Term Sheet substantially in the form of Exhibit C hereto, which constitute part of the Pricing Information and (vi) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Pricing Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Applicable Time, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of information described as such in Section 10 hereof.

(c)          The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)          (i) as of the Applicable Time, other than shares of capital stock issued after March 31, 2026 pursuant to the Company’s distribution reinvestment plans, the Company has as adjusted authorized and outstanding shares of capital stock as set forth in the section of the Pricing Prospectus and the Prospectus entitled “Capitalization”; (ii) all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and were not issued in violation of any preemptive right or right of first refusal; and (iii) as of March 31, 2026, the Company’s total consolidated indebtedness was as set forth in the Pricing Prospectus and the Prospectus;

(e)          the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, the Prospectus and the Registration Statement, to execute and deliver this Agreement, the Indenture and the Securities;

(f)           the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries listed on Schedule B hereto (each a “Subsidiary” and collectively the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”);

(g)          the Company has no subsidiary (as defined in the Act) other than the Subsidiaries; each of the Subsidiaries has been duly organized, is validly existing as a limited liability company or a corporation, as the case may be, is in good standing under the laws of its jurisdiction of organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus, the Prospectus and the Registration Statement, as applicable; complete and correct copies of the articles of incorporation, certificate of formation, certificate of limited partnership, limited liability company operating agreement, limited partnership agreement and bylaws, as applicable, of each of the Company and of the Subsidiaries, and all amendments thereto through the date hereof, have been delivered or made available to you; the Company, either directly or through a wholly-owned subsidiary, owns all of the outstanding equity interests of the Subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties;

(h)          the Subsidiaries are duly qualified to do business as a foreign entity and are in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect;

(i)           the Base Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”);

(j)           The Sixteenth Supplemental Indenture has been duly authorized, and on the Closing Date, will be executed and delivered by the Company and when duly authorized, executed and delivered by the Trustee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(k)          the DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(l)           the Securities have been duly authorized for sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture relating thereto; and the Securities and the Indenture conform in all material respect to the statements relating thereto contained in the Pricing Prospectus and the Prospectus;

(m)         this Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company, in accordance with their respective terms, provided, however, that each of the Company and the Adviser makes no representation or warranty with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or to enforceability of any obligations that may be limited by the Enforceability Exceptions;

(n)          neither the Company nor any Subsidiary is (i) in violation of its charter, by-laws, certificate of formation, limited liability company operating agreement, or other organizational documents of the Company or any Subsidiary, as applicable, or (ii) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (iii) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (ii) and (iii), to the extent that any such breach, violation or contravention would not have a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement, the Indenture (including the Sixteenth Supplemental Indenture), the Securities and the consummation of the transactions contemplated hereby will not (i) violate the charter, by-laws or other organizational documents of the Company, or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (ii) and (iii), to the extent that any such breach, violation or contravention would not have a Material Adverse Effect and, with respect to clause (iii), to the extent such contravention would not have a material adverse effect on the ability of the Company to consummate the offering or any transaction contemplated by this Agreement or the Pricing Prospectus;

(o)          no approval, authorization, consent or order of or filing with any governmental or regulatory body or agency is required in connection with the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, the Indenture and the Securities, except such as have been made or obtained, including under the Act, the Investment Company Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), the Advisers Act, the Trust Indenture Act, the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Pricing Prospectus and the Prospectus;

(p)          except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities, and (ii) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;

(q)          each of the Company and each of the Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to obtain such Consent or make such filing would not have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(r)           all legal proceedings, government proceedings known to the Company, affiliate transactions, consents, licenses, agreements, leases or documents required to be described in the Pricing Prospectus and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; provided, however, that this Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement after the Applicable Time;

(s)          except as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus, there are no legal actions, suits, claims, proceedings, or to the Company’s knowledge, investigations pending or, to the Company’s knowledge, threatened to which the Company or the Subsidiaries, or, to the Company’s knowledge, any of their respective directors, managing members or officers, is a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Company or the Subsidiaries, as the case may be, have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(t)           Deloitte & Touche LLP, whose reports on the audited consolidated financial statements of the Company are filed with the Commission as part of, or incorporated by reference in, the Prospectus, is an independent registered public accounting firm as required by the Act;

(u)          the consolidated financial statements of the Company and the Subsidiaries included or incorporated by reference in the Pricing Prospectus, the Prospectus and the Registration Statement, together with the related notes, present fairly in all material respects the financial position and results of operations of the Company and the Subsidiaries as of the dates indicated and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company); such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods presented except as noted in the notes thereon (except, in each case, as may be permitted by the rules and regulations of the Commission); and the selected financial information included in the Registration Statement, Pricing Prospectus and Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; there are no financial statements that are required to be included in the Pricing Prospectus, the Prospectus and the Registration Statement that are not included as required; the Company has no material liabilities or obligations, direct or, to the Company’s knowledge, contingent (including any off balance sheet obligations), not disclosed in the Pricing Prospectus, the Prospectus and the Registration Statement; and all disclosures contained in the Pricing Prospectus, the Prospectus and the Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(v)          subsequent to the date of the most recent financial statements contained in the Registration Statement, the Pricing Prospectus and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition, prospects or results of operations of the Company or the Subsidiaries;

(w)         each of the Company and of the Subsidiaries is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not be required to register as an “investment company” as such term is used in the Investment Company Act;

(x)           each of the Company and of the Subsidiaries owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pricing Prospectus and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any Subsidiary has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or of any Subsidiary, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect;

(y)          the Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and the Company expects such insurance will be fully in force on the Closing Date;

(z)           the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(aa)        the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(bb)        neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities; provided, that any action in connection with the Company’s distribution reinvestment plans will not be deemed a violation of this Section 3(bb);

(cc)        the statistical and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data in the Registration Statement, Pricing Prospectus and the Prospectus from such sources to the extent required;

(dd)        to the Company’s knowledge, there are no affiliations or associations between any member of FINRA other than FS Investment Solutions, LLC and any of the Company’s officers or directors, except as set forth in the Registration Statement, Pricing Prospectus and the Prospectus;

(ee)        the terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations promulgated thereunder;

(ff)          the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made to the extent required by Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;

(gg)        except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act applicable to business development companies and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;

(hh)        the Company has elected to be regulated as a business development company under the Investment Company Act and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor, to the Company’s knowledge, have the proceedings to effectuate such withdrawal been initiated or threatened by the Commission; the provisions of the corporate charter and by-laws of the Company comply in all material respects with the requirements of the Investment Company Act applicable to business development companies;

(ii)          the operations of the Company are in compliance in all respects with the provisions of the Act and the Investment Company Act applicable to business development companies and the rules and regulations promulgated thereunder, except as such will not result, individually or in the aggregate, in a Material Adverse Effect; provided, that the Company does not represent or warrant as to the compliance of Section 9(a)(2) hereof with Section 17(i) of the Investment Company Act;

(jj)          the Company and, to its knowledge, its directors and officers (in such capacity) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Commission’s published rules promulgated thereunder;

(kk)        (i) each of the Company and of the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and (ii) the Company has elected to be treated, and operates its business so as to qualify, as a regulated investment company under Subchapter M of the Code;

(ll)          the operations of the Company and each of the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and each of the Subsidiaries conducts business, and the rules and regulations promulgated thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened;

(mm)      neither the Company, nor, to the Company’s knowledge, any director, officer, employee or any affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (the “FCPA”) or of the U.K. Bribery Act 2010 and the rules and regulations promulgated thereunder (the “U.K. Bribery Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the U.K. Bribery Act and the Company, and to the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA and the U.K. Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-corruption laws; and

(nn)       neither the Company, nor, to the Company’s knowledge, any director, officer employee, affiliate or agent of the Company (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject of any sanctions administered by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by His Majesty’s Treasury) or other relevant authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will directly or indirectly (which shall not include anything done with any such proceeds after they have been received by any affiliate of the Underwriters) use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner, person or entity in any manner to fund or facilitate any activities or business of or with any Sanctioned Person or vessel that is the subject of Sanctions or in any Sanctioned Country, at the time of such funding or facilitation or that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as an underwriter, advisor, investor or otherwise).

Since April 24, 2019, neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, nor does the Company or any of its Subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries.

(oo)        The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Securities.

(pp)        The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

In addition, any certificate signed by any duly appointed officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company as to matters covered thereby to each Underwriter.

4.            Representations and Warranties of the Adviser. The Adviser represents and warrants to and agrees with each of the Underwriters that:

(a)          the Adviser has been duly formed and is validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus, the Prospectus and the Registration Statement and to execute and deliver this Agreement; the Adviser had full power and authority to execute and deliver the Investment Advisory Agreement and the Administration Agreement; and the Adviser is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, capitalization or regulatory status of such entity, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory Agreement or the Administration Agreement, as applicable (collectively, an “Adviser Material Adverse Effect”);

(b)          the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations promulgated thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

(c)          there are no actions, suits, claims, proceedings, or to the Adviser’s knowledge, investigations pending or, to the knowledge of the Adviser, threatened to which the Adviser or, to the knowledge of the Adviser, any of its officers, partners, or members are or would be a party, or of which any of its properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Adviser, (A) have, individually or in the aggregate, an Adviser Material Adverse Effect, or (B) prevent the consummation of the transactions contemplated hereby;

(d)          the Adviser is not (i) in violation of its limited liability company operating agreement or (ii) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party or (iii) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Adviser, except, with respect to clause (ii) and (iii), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement, and consummation of the transactions contemplated hereby and thereby, will not (i) violate the limited liability company operating agreement of the Adviser, or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Adviser, except, with respect to clause (ii) and (iii), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect;

(e)           the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement, and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach of violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) its limited liability company operating agreement, (ii) other organizational documents of the Adviser, (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party or (iv) any law, regulation, rule or any decree, judgment or order applicable to the Adviser, except, with respect to clauses (iii) and (iv), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect;

(f)           this Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser; this Agreement, the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser, provided, however, that the Adviser makes no representation or warranty with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or enforceability of any obligations that may be limited by the Enforceability Exceptions;

(g)          the description of the Adviser contained in the Pricing Prospectus, the Prospectus and the Registration Statement is true, accurate and complete in all material respects;

(h)          the Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Pricing Prospectus, the Prospectus and the Registration Statement and under this Agreement and, with respect to the Investment Advisory Agreement and the Administration Agreement;

(i)           subsequent to the date of the most recent financial statements contained in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition, capitalization, prospects or regulatory status of the Adviser;

(j)           the Adviser has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents or make such filings would not have an Adviser Material Adverse Effect; the Adviser is not in violation of, or in default under, nor has the Adviser received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser, except where such revocation or modification would not, individually or in the aggregate, have an Adviser Material Adverse Effect;

(k)           neither the Adviser, nor, to the knowledge of the Adviser, any of its respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities;

(l)            the Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, or the Adviser, plans to terminate employment with the Company, or the Adviser or (ii) any such executive, key employee or significant group of employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser, except where such termination or violation would not have an Adviser Material Adverse Effect;

(m)            the Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(n)           the Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(o)           neither the Adviser nor, to the knowledge of the Adviser, any director, officer, employee or affiliate of the Adviser is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the FCPA; and

(p)           neither the Adviser, nor, to the Adviser’s knowledge, any director, officer employee, affiliate or agent of the Adviser (i) is, or is controlled or 50% or more owned by or is acting on behalf of, an individual or entity that is currently the subject of any Sanctions, (ii) is located, organized or resident in a Sanctioned Country or (iii) will directly or indirectly (which shall not include anything done with any such proceeds after they have been received by any affiliate of the Underwriters) use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner, person or entity in any manner to fund or facilitate any activities or business of or with any Sanctioned Person or vessel that is the subject of Sanctions or in any Sanctioned Country, at the time of such funding or facilitation or that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as an underwriter, advisor, investor or otherwise).

Except as is not material to the analysis under any Sanctions, neither the Adviser nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Adviser or any of its subsidiaries have any plans to increase its dealings or transactions with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries.

5.             Certain Covenants of the Company and the Adviser. The Company agrees, and the Adviser agrees:

(a)            to pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date;

(b)            to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to use its reasonable best efforts to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Securities; provided, however, that the foregoing shall not apply to the extent that the Securities are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the Act; and provided further that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a consent to the service of process under the laws of any such jurisdiction (except a limited consent to service of process with respect to the offering and sale of the Securities); and to advise you promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c)           to make available to the Underwriters as soon as reasonably practicable after the Registration Statement becomes effective and thereafter from time to time furnish to the Underwriters, as many copies of the Pricing Prospectus and the Prospectus (or of the Pricing Prospectus and the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the date of the Pricing Prospectus) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Securities, the Company will prepare, at the requesting Underwriter’s expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(d)           that if, at the time of this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Securities may be sold, the Company will use its reasonable best efforts to cause the Registration Statement or such post-effective amendment to become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing (i), when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(e)           to advise you promptly, and, if requested, confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any such proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing (unless such filing is required to maintain compliance with the Act or the Investment Company Act), and to file with the Commission within the applicable period specified in Rule 424(b) under the Act any prospectus required to be filed pursuant to such Rule;

(f)            to furnish to the Representatives a copy of any materials prepared by the Company or the Adviser for use in connection with marketing and the offering and sale of the Securities (such materials along with accompanying presentations by the Company as identified on Exhibit D hereto, the “Road Show Materials”) and not to use or refer to any other materials to which the Representatives reasonably object;

(g)           if necessary or appropriate, to file a registration statement pursuant to Rule 462(e) promulgated under the Act;

(h)           to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Securities is required to be delivered under the Act which could require the making of any change in the Pricing Prospectus (prior to availability of the Prospectus), or the Prospectus then being used so that the Pricing Prospectus, together with the Pricing Information (prior to availability of the Prospectus), or the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(e) hereof, to prepare, at the Company’s expense, and thereafter, at the Underwriters’ expense, and furnish to the Underwriters promptly such amendments or supplements to such Pricing Prospectus (prior to availability of the Prospectus), or Prospectus as may be necessary to reflect any such change;

(i)            that, as soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated under the Act;

(j)            the Company will promptly deliver to each Underwriter and Ropes & Gray LLP, counsel for the Underwriters, a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith;

(k)           to apply the net proceeds from the sale of the Securities in the manner set forth under the caption “Use of Proceeds” in the Pricing Prospectus and the Prospectus;

(l)            the Company will use its reasonable best efforts to maintain its status as a business development company; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company, with the approval of the Company’s board of directors and a vote of the Company’s stockholders as required by Section 58 of the Investment Company Act or any successor provision;

(m)           to pay all costs, expenses, fees and taxes incident to the performance of its obligations hereunder, including (i) the preparation and filing of the Registration Statement, the Pricing Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of the Pricing Prospectus and Prospectus to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities, including the fees, disbursements and expenses of the Company’s counsel and accountants incurred in connection therewith, and any transfer or other taxes payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any fees charged by rating agencies for rating the Securities, (v) any filing for review of the public offering of the Securities by FINRA, including the reasonable legal fees and other disbursements of counsel to the Underwriter up to $15,000, and filing fees, (vi) attending or hosting meetings with prospective purchasers of the Securities, including all travel expenses of the Company’s officers, directors, employees and affiliates and any other expense of the Company incurred in connection therewith; (vii) the fees and expenses of the Trustee and any transfer agent, registrar or depositary with respect to the Securities, (viii) the expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) the performance of the Company’s other obligations hereunder which are not specifically provided for in this Section 5(m). It is understood, however, that except as provided in this Section, Section 8 and Section 9, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable in respect of any of the Securities and any advertising expenses connected with any offers they may make. It is further understood that, in accordance with Rule 5110(g)(5)(A) of the Corporate Financing Rule of FINRA, in the event this Agreement is terminated, the Underwriters will be reimbursed, subject to Section 8, only for actual accountable out-of-pocket expenses which they have incurred in connection with the transactions contemplated by this Agreement;

(n)           that, through the Closing Date, the Company shall not, and shall cause its Subsidiaries not to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Act with respect to any of the foregoing, without the prior written consent of the Representatives, which may not be unreasonably withheld. The foregoing sentence shall not apply to the registration of the Securities and the sales to the Underwriters pursuant to this Agreement; and

(o)           to cooperate with the Representatives and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

6.            Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Adviser on the date hereof and on the Closing Date and the performance by the Company and the Adviser of each of its obligations hereunder and to the following additional conditions precedent:

(a)            You shall have received on the Closing Date an opinion of Dechert LLP, outside counsel for the Company and the Adviser addressed to the Representatives, and dated the Closing Date, in a form to the reasonable satisfaction of the Representatives. The opinion of Dechert LLP described in this Section 6(a) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(b)            You shall have received an opinion of Miles & Stockbridge P.C., Maryland counsel for the Company, addressed to the Representatives, and dated the Closing Date, in a form to the reasonable satisfaction of the Representatives. The opinion of Miles & Stockbridge P.C. described in this Section 6(b) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(c)            You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement and the Closing Date, and addressed to the Representatives (with reproduced copies for the Underwriters) in the forms heretofore approved by the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the consolidated financial statements and certain financial information of the Company contained in, or incorporated by reference in, the Registration Statement, the Pricing Prospectus and the Prospectus.

(d)            You shall have received on the Closing Date, the opinion of Ropes & Gray LLP, counsel for the Underwriters, dated the Closing Date, with respect the sale of the Securities and other related matters as the Underwriters may reasonably request.

(e)            Between the Applicable Time and the Closing Date, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or, to the Company’s knowledge, proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(f)            Between the Applicable Time and the Closing Date, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company, the Subsidiaries or the Adviser, taken as a whole shall occur or become known.

(g)            (i) The Company will, on the Closing Date, deliver to you a certificate of its Chief Executive Officer or Co-President and its Chief Financial Officer or Chief Accounting Officer in substantially the form attached as Exhibit A-1 hereto and (ii) the Adviser will, on the Closing Date, deliver to you a certificate of its Chief Executive Officer or the President and its Chief Financial Officer, Secretary or any other executive officer of the Adviser in substantially the form attached as Exhibit A-2 hereto.

(h)            [Reserved].

(i)            The Company and the Trustee shall have executed and delivered the Sixteenth Supplemental Indenture and the Securities.

(j)            Between the Applicable Time and the Closing Date, there shall not have been any decrease in the rating of any debt of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

(k)            The Company shall have furnished to you such other documents and certificates as you may reasonably request and as are customary for a transaction of this type.

7.            Termination. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (x) since the Applicable Time or the earlier respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition, prospects or results of operations of the Company or the Adviser, taken as a whole, which would, in the Representatives’ judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, or (y) since execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ Stock Market LLC; (ii) a suspension or material limitation in trading any of the Company’s securities; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, Pricing Prospectus and the Prospectus.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m) and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.            Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Securities to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the aggregate principal amount of Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Securities, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Securities they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Securities shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Securities set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Securities hereunder unless all of the Securities are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Closing Date for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total aggregate principal amount of Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day-period stated above for the purchase of all the Securities which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter (except as provided in Section 9) and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.            Indemnity and Contribution.

(a)            (1)  The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 promulgated under the Act that is involved in the offering of the Securities, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable and documented cost of any investigation incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof related to this offering by the Company), the Pricing Prospectus together with the Pricing Information, any Road Show Materials or the Prospectus (as amended or supplemented by the Company), or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in either the Registration Statement, the Pricing Prospectus together with the Pricing Information, any Road Show Materials or the Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Pricing Prospectus together with the Pricing Information, any Road Show Materials or the Prospectus or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Pricing Prospectus together with the Pricing Information, any Road Show Materials or the Prospectus or necessary to make such information not misleading, it being understood and agreed that the only such information furnished by any Underwriter consists of information described as such in Section 10 hereof.

(2)            The Adviser agrees to indemnify, defend and hold harmless each Underwriter and each other person specified in subsection (a)(1) of this Section 9 from and against any loss, damage, expense, liability or claim (including the reasonable and documented cost of any investigation incurred in connection therewith) any such Underwriter or any such other person may incur as specified in such subsection, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof related to this offering by the Company), the Pricing Prospectus, any Road Show Materials or the Prospectus (as amended or supplemented by the Company) regarding the Adviser or arising out of or is based upon any omission or alleged omission to state a material fact required to be stated in either the Registration Statement, the Pricing Prospectus, any Road Show Materials or the Prospectus or necessary to make the statements made therein regarding the Adviser not misleading.

(3)            If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or the Adviser, as appropriate, pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company or the Adviser, as appropriate, in writing of the institution of such Proceeding and the Company or the Adviser, as appropriate, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Adviser, as appropriate, shall not relieve the Company or the Adviser, as appropriate, from any liability which the Company or the Adviser, as appropriate, may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or the Adviser, as appropriate, in connection with the defense of such Proceeding or the Company or the Adviser, as appropriate, shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or the Adviser, as appropriate, (in which case the Company or the Adviser, as appropriate, shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Adviser, as appropriate, and paid as incurred (it being understood, however, that the Company or the Adviser, as appropriate, shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Each of the Company or the Adviser, as appropriate, shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or the Adviser, as appropriate, the Company or the Adviser, as appropriate, agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of its counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)            Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company and the Adviser, their directors, partners and officers, and any person who controls the Company and the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, the Company, the Adviser, or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Pricing Prospectus together with the Pricing Information, or the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, the Pricing Prospectus together with the Pricing Information or the Prospectus or necessary to make such information not misleading, it being understood and agreed that the only such information furnished by any Underwriter consists of information described as such in Section 10 hereof.

If any Proceeding is brought against the Company, the Adviser, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Adviser, or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Adviser, or any such person or otherwise. The Company, the Adviser, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Adviser, or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Such Underwriter shall not be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of its counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)            If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Adviser on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Adviser on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Adviser on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)            The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e)            The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company and the Adviser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or any affiliate of any Underwriter within the meaning of Rule 405 promulgated under the Act that is involved in the offering of the Securities, or any successors or assigns of all of the foregoing persons, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company, the Adviser and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Adviser, against any of the Company’s officers or directors, the Adviser and its partners or officers in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, the Pricing Prospectus or the Prospectus.

10.            Information Furnished by the Underwriters. The Company acknowledges that (i) the statements regarding delivery of the Securities set forth in the last paragraph of the cover page, (ii) the names of the underwriters set forth in the table following the first paragraph under the heading “Underwriting,” (iii) the sentences relating to concessions, and (iv) the sentences related to stabilization and syndicate covering transactions in the Pricing Prospectus and the Prospectus constitute the only information furnished by or on behalf of the several Underwriters for inclusion in the Pricing Prospectus and the Prospectus.

11.            Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to: BofA Securities, Inc., 114 W47th Street, NY8-114-07-01, New York, NY 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Facsimile: (212) 901-7881; BMO Capital Markets Corp., 151 West 42nd Street, New York, NY 10036, Document_Transaction_Management@bmo.com with a copy to usfigdcm@bmo.com, attention: Legal Department; ING Financial Markets LLC, 1133 Avenue of the Americas, New York, New York 10036, Attention: Debt Capital Markets Department, email: US-Bond-Syndicate@ing.com, (877) 446-4930; J.P Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Corporate Derivatives Marketing; KKR Capital Markets LLC, 30 Hudson Yards, New York, NY 10001; SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, NY, 10172, NikkoGCNotices@smbcnikko-si.com, Attention: Debt Capital Markets; RBC Capital Markets, LLC, Attention: Investment Grade Syndicate Desk, Brookfield Place, 200 Vesey St., 8th Floor, New York, NY 10281, Telephone: 212-618-7706, e-mail: TMGUS@rbccm.com, Attention: DCM Transaction Management; and a copy, which shall not constitute notice, to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, attention of Paul D. Tropp, Esq.; and, if to the Company or the Adviser shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at FS KKR Capital Corp., 3025 JFK Boulevard, Suite #500, Philadelphia, PA 19104 facsimile: (267) 244-9080, Attention: Stephen S. Sypherd, Esq. and a copy, which shall not constitute notice, to Dechert LLP, Cira Centre, 2929 Arch Street, Philadelphia, PA 19104, attention of Eric Siegel, Esq.

12.            Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the applicability or effect of conflict of law principles or rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.            Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Adviser consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Adviser hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Representatives or any indemnified party. Each of the Representatives, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Adviser waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company and the Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Adviser, as appropriate, and may be enforced in any other courts to the jurisdiction of which the Company and the Adviser, as appropriate, is or may be subject, by suit upon such judgment.

14.            Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.            Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.            Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Adviser and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Adviser’s and any of the Underwriters’ respective businesses and/or assets.

17.            Acknowledgement. Each of the Company and the Adviser acknowledges and agrees that (i) the sale through the Underwriters of any Securities pursuant to this Agreement, including the determination of the price of the Securities and any related compensation, discounts or commissions, is an arm’s-length commercial transaction between the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering of the Securities and the process leading to such transactions each Underwriter will act solely as an agent and not as a fiduciary of the Company, the Adviser, or any of their respective stockholders, members, creditors or employees, or any other party, (iii) no Underwriter will assume an advisory or fiduciary responsibility in favor of the Company or the Adviser with respect to the offering of Securities contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Adviser on other matters) and no Underwriter will have any obligation to the Company or the Adviser with respect to the offering of Securities except the obligations expressly set forth herein, (iv) each Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Adviser and (v) no Underwriter has provided and will provide any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Company and the Adviser has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

18.            Recognition of the U.S. Special Resolution Regime

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

Very truly yours,

FS KKR CAPITAL CORP.

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Accounting Officer

FS/KKR ADVISOR, LLC

By:	/s/ Stephen Sypherd
Name: Stephen Sypherd
Title: General Counsel and Secretary

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the
date first above written:

By:	BOFA SECURITIES, INC.

By:	/s/ Zara Kwan
Name: Zara Kwan
Title: Managing Director

By:	BMO CAPITAL MARKETS CORP.

By:	/s/ Zain Leela
Name: Zain Leela
Title: Managing Director, Head of US FIG DCM

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

By:	KKR CAPITAL MARKETS LLC

By:	/s/ Amanda Magliaro
Name: Amanda Magliaro
Title: Partner

By:	RBC CAPITAL MARKETS, LLC

By:	/s/ Saurabh Monga
Name: Saurabh Monga
Title: Managing Director, Co-Head of Spec. Fin.

By:	SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michael Lazar
Name: Michael Lazar
Title: Managing Director

SCHEDULE A

Initial Purchaser	Aggregate Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$81,000,000
BMO Capital Markets Corp.	$67,500,000
J.P. Morgan Securities LLC	$67,500,000
KKR Capital Markets LLC	$67,500,000
RBC Capital Markets, LLC	$67,500,000
SMBC Nikko Securities America, Inc.	$67,500,000
ING Financial Markets LLC.	$67,500,000
MUFG Securities Americas Inc.	$67,500,000
Truist Securities, Inc.	$67,500,000
HSBC Securities (USA) Inc	$36,000,000
Mizuho Securities USA LLC	$36,000,000
TD Securities (USA) LLC	$36,000,000
Barclays Capital Inc.	$14,850,000
BNP Paribas Securities Corp.	$14,850,000
CIBC World Markets Corp.	$14,850,000
Citigroup Global Markets Inc.	$14,850,000
Goldman Sachs & Co. LLC	$14,850,000
Morgan Stanley & Co. LLC	$14,850,000
SG Americas Securities, LLC	$14,850,000
UBS Securities LLC	$14,850,000
Standard Chartered Bank	$14,850,000
R. Seelaus & Co., LLC	$8,550,000
U.S. Bancorp Investments, Inc.	$8,550,000
ICBC Standard Bank Plc	$6,750,000
Keefe, Bruyette & Woods, Inc.	$6,750,000
Lucid Capital Markets, LLC	$6,750,000
Total	$900,000,000

SCHEDULE B

Callowhill Street Funding LLC CCT Dublin Funding Designated Activity Company
CCT Holdings II LLC
CCT Tokyo Funding LLC
FCF LLC
FS KKR MM CLO 1 LLC
FSIC Investments, Inc.
FSIC II Investments, Inc.
IC American Energy Investments, Inc.
IC Altus Investments, LLC
IC Arches Investments, LLC
IC II Northern Investments, LLC
IC Northern Investments, LLC KKR – FSK CLO 2 LLC
Locust Street Funding LLC
Race Street Funding LLC
Ambler Funding LLC
Cobbs Creek LLC
Cooper River LLC
Darby Creek LLC
Germantown Funding LLC
Juniata River LLC
Meadowbrook Run LLC KKR – FSK CLO 3 LLC

Exhibit A-1

Form of Certificate Required by Section 6(h)(i)

1.	I have reviewed the Registration Statement, the Pricing Prospectus and the Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the Closing Date.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the Closing Date.

4.	The conditions set forth in paragraphs (f) and (g) of Section 6 of the Underwriting Agreement have been met.

5.	The consolidated financial statements and other financial information included in, or incorporated by reference in, the Registration Statement, the Pricing Prospectus and the Prospectus fairly present in all material respects the financial condition of the Company and the Subsidiaries as of the date presented in the Registration Statement, the Pricing Prospectus and the Prospectus, as appropriate.

Exhibit A-2

Form of Certificate Required by Section 6(h)(ii)

1.	I have reviewed the Registration Statement, the Pricing Prospectus and the Prospectus.

2.	The representations and warranties of the Adviser as set forth in the Underwriting Agreement are true and correct as of the Closing Date.

3.	The Adviser has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the Closing Date.

4.	The conditions set forth in paragraphs (f) and (g) of Section 6 of the Underwriting Agreement have been met.

Exhibit B

1.	The Pricing Term Sheet, dated June 1, 2026, containing the terms of the Securities, substantially in the form of Exhibit C, filed with the Commission on June 1, 2026 pursuant to Rule 433 (the “Pricing Term Sheet”).

Exhibit C

Relating to Preliminary Prospectus Supplement dated June 1, 2026,

Prospectus dated September 19, 2024 (Registration No. 333-282226)

FS KKR Capital Corp.

$900,000,000
7.500% Notes due 2031

PRICING TERM SHEET

June 1, 2026

The following sets forth the final terms of the 7.500% Notes due August 1, 2031 (the “Notes”) and should only be read together with the preliminary prospectus supplement dated June 1, 2026, together with the accompanying prospectus dated September 19, 2024 relating to these securities (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	FS KKR Capital Corp.
Security:	7.500% Notes due August 1, 2031
Ratings (Fitch / Kroll / Moody’s)*:	BB+ / BBB- / Ba1 (Neg / Stable / Stable)
Aggregate Principal Amount Offered:	$900,000,000
Trade Date:	June 1, 2026
Settlement Date**:	June 8, 2026 (T+5)
Maturity Date:	August 1, 2031
Interest Payment Dates:	February 1 and August 1, commencing February 1, 2027
Price to Public (Issue Price):	100.000%
Coupon (Interest Rate):	7.500%
Yield to Maturity:	7.500%
Spread to Benchmark Treasury:	T +332.6 basis points
Benchmark Treasury:	4.125% due May 31, 2031
Benchmark Treasury Price & Yield:	99-25 / 4.174%

Optional Redemption:

Prior to May 1, 2031 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
CUSIP / ISIN:	302635 AR8 / US302635AR85
Underwriters:

BofA Securities, Inc.

BMO Capital Markets Corp.

J.P. Morgan Securities LLC

KKR Capital Markets LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

HSBC Securities (USA) Inc.

ING Financial Markets LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

TD Securities (USA) LLC

Truist Securities, Inc.

Barclays Capital Inc.

BNP Paribas Securities Corp.

CIBC World Markets Corp.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

SG Americas Securities, LLC

Standard Chartered Bank

ICBC Standard Bank Plc***

Keefe, Bruyette & Woods, Inc.

Lucid Capital Markets, LLC

R. Seelaus & Co., LLC

U.S. Bancorp Investments, Inc.

Notes:

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**	FS KKR Capital Corp. expects that delivery of the Notes will be made to investors on or about June 8, 2026, which will be the fifth business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day before the delivery of the Notes will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternative arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

***	ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Notes constituting part of its allotment solely outside the United States.

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of FS KKR Capital Corp. before investing. The Preliminary Prospectus, which has been filed with the Securities and Exchange Commission (the “SEC”), contains this and other information about FS KKR Capital Corp. and should be read carefully before investing.

The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. The Preliminary Prospectus and this pricing term sheet are not offers to sell any securities of FS KKR Capital Corp. and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

FS KKR Capital Corp. has filed a shelf registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus and other documents FS KKR Capital Corp. has filed with the SEC for more complete information about FS KKR Capital Corp. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, FS KKR Capital Corp., any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and accompanying prospectus if you request it from BofA Securities, Inc. at 1-800-294-1322; BMO Capital Markets Corp. at 1-888-200-0266; J.P. Morgan Securities LLC at 1-212-834-4533; KKR Capital Markets LLC at 1-212-230-9433; RBC Capital Markets, LLC at 1-866-375-6829; SMBC Nikko Securities America, Inc. at 1-888-868-6856; or Truist Securities, Inc. at 1-800-685-4786.

Exhibit D

None